UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 28, 2022

American Virtual Cloud Technologies, Inc.
(Exact Name of registrant as Specified in Charter)

Delaware	001-38167	81-2402421
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1720 Peachtree Street, Suite 629 Atlanta, GA	30309
(Address of principal executive offices)	(Zip code)

(404) 239-2863
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AVCT	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50	AVCTW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On February 28, 2022, American Virtual Cloud Technologies, Inc. (the “Company”) entered into a securities purchase agreement (“Purchase Agreement”) with the buyer set forth on the signature page thereto (the “Buyer”) for the purchase and sale of (i) an aggregate of up to 21,500 shares (the “Preferred Shares”) of the Company’s newly-designated Series B convertible preferred stock (the “Series B Preferred”) with a stated value of $1,000 per share, initially convertible into up to 21,500,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) at a conversion price of $1.00 per share, and (ii) warrants (the “Warrants”) to purchase up to that number of shares of Common Stock equal to the number of shares of Common Stock into which the shares of Series B Preferred actually sold pursuant to the Purchase Agreement are initially convertible, in a registered direct offering.

Pursuant to the Purchase Agreement, an aggregate of 16,125 shares of Series B Preferred, initially convertible into 16,125,000 shares of Common Stock, together with the Warrants, initially exercisable for 16,125,000 shares of Common Stock, are to be issued and sold at an initial closing (the “Initial Closing”), and the remaining 5,375 Preferred Shares may be issued and sold in one or more subsequent closings (each, an “Additional Closing”), in each case subject to certain closing conditions. The Company can require the Buyer to purchase the remaining 5,375 Preferred Shares at an Additional Closing if the Company’s stockholders approve the issuance of all securities issuable pursuant to the Purchase Agreement in compliance with the rules and regulations of the Nasdaq Capital Market within a specified period of time after the Initial Closing, subject to certain other closing conditions (including certain equity conditions), and the Buyer can require the Company to sell the remaining 5,375 Preferred Shares at one or more Additional Closings, subject to certain conditions. The aggregate purchase price for the Preferred Shares and the Warrants to be sold in the Initial Closing is $15,000,000. The purchase price for any Preferred Shares sold at an Additional Closing would be approximately $930 per share.

As a result of the issuance of the Preferred Shares and Warrants, the exercise price of the Series A Warrant, Series B Warrant and Series D Warrant previously issued by the Company to an affiliate of the Buyer will automatically adjust to $1.00 (with a proportional increase to the number of shares of Common Stock issuable upon exercise of such warrants). Pursuant to the Purchase Agreement, such affiliate of the Buyer will agree to waive any further anti-dilution adjustment of such existing warrants below $1.00 as a result of the transactions contemplated by the Purchase Agreement. A copy of the Purchase Agreement is attached to this Form 8-K as Exhibit 10.1.

The terms of the Series B Preferred shall be as set forth in the form of Certificate of Designations of the Series B Preferred attached as Exhibit 4.1 to this Current Report on Form 8-K (the “Certificate of Designations”). The Series B Preferred will be convertible into Common Stock at the election of the holder at any time at an initial conversion price of $1.00 (the “Conversion Price”). The Conversion Price is subject to customary adjustments for stock dividends, stock splits, reclassifications and the like, and subject to price-based adjustment, on a “full ratchet” basis, in the event of any issuances of Common Stock, or securities convertible, exercisable or exchangeable for, Common Stock at a price below the then-applicable Conversion Price (subject to certain exceptions). The Company will be required to redeem the Preferred Shares in 12 equal monthly installments, commencing on April 1, 2022. Subject to certain conditions, including certain equity conditions, the Company may redeem the applicable number of Preferred Shares on each monthly redemption date either in cash, shares of Common Stock or a combination. The number of shares used to redeem any Preferred Shares in such event would be calculated as 88% of the lowest daily volume weighted average price of the Common Stock during the eight trading days immediately prior to the payment date. No dividends will be payable on the Series B Preferred, except that holders of Preferred Shares would be entitled to receive any dividends paid on account of the Common Stock, on an as-converted basis, and if a “Triggering Event” (as defined in the Certificate of Designations) occurs and is continuing, dividends will accrue on each Preferred Share at a rate of 15% per annum. The holders of Preferred Shares have no voting rights on account of the Series B Preferred, other than with respect to certain matters affecting the rights of the Series B Preferred.

The terms of the Warrants to be issued pursuant to the Purchase Agreement shall be as set forth in the form of Warrant attached as Exhibit 4.2 to this Current Report on Form 8-K. The Warrants have an exercise price of $1.00 per share, subject to customary adjustments for stock dividends, stock splits, reclassifications and the like, and subject to price-based adjustment, on a “full ratchet” basis, in the event of any issuances of Common Stock, or securities convertible, exercisable or exchangeable for, Common Stock at a price below the then-applicable exercise price (subject to certain exceptions). If additional Preferred Shares are sold at one or more Additional Closings, the Warrants will automatically adjust such that they are exercisable for, in the aggregate, the total number of shares of Common Stock into which all Preferred Shares sold pursuant to the Agreement are convertible. The Warrants will be exercisable commencing on the date of issuance, and will expire five years from the date of issuance.

Pursuant to the Purchase Agreement, the Company agreed to seek the approval of its stockholders for the issuance of all securities to be issued pursuant to the Purchase Agreement, in compliance with the rules of the Nasdaq Capital Market (the “Stockholder Approval”). It is a condition to the Initial Closing that the Company enter into voting agreements (the “Voting Agreements”) with certain significant stockholders of the Company (each, a “Stockholder”), pursuant to which each Stockholder will agree, with respect to all of the voting securities of the Company that such Stockholder beneficially owns as of the date thereof or thereafter, to vote in favor of the Stockholder Approval. A copy of the form of Voting Agreement is attached to this Form 8-K as Exhibit 10.2.

The Preferred Shares and Warrants (and underlying shares of Common Stock) were offered, and will be issued, pursuant to a Prospectus Supplement, dated February 28, 2022, to the Prospectus included in the Company’s Registration Statement on Form S-3 (Registration No. 333- 258136), originally filed with the Securities and Exchange Commission on July 23, 2021, as amended, which became effective on August 27, 2021. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation to buy nor shall there be any sale of the shares in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Pursuant to an engagement letter dated October 16, 2021 between the Company and Northland Securities, Inc. (the “Placement Agent”), the Company engaged the Placement Agent to act as the Company’s placement agent in connection with the offering and agreed to pay the Placement Agent’s fees of 7% of the aggregate gross proceeds the Company receives in the Private Placement and the Public Offering.

Greenberg Traurig, LLP, counsel to the Company, has issued an opinion to the Company regarding the validity of the securities to be issued in the offering. A copy of the opinion is filed as Exhibit 5.1 to this Current Report on Form 8-K.

The foregoing summaries of the terms of the Purchase Agreement, the Series B Preferred, the Warrants and the form of Voting Agreement are subject to, and qualified in their entirety by, such documents, which are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit
4.1	Form of Certificate of Designation of Series B Convertible Preferred Stock
4.2	Form of Warrant
5.1	Opinion of Greenberg Traurig, LLP
10.1	Securities Purchase Agreement, dated as of February 28, 2022
10.2	Form of Voting Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN VIRTUAL CLOUD TECHNOLOGIES, INC.

By:	/s/ Thomas H. King
Name: Thomas H. King
Title: Chief Financial Officer

Date: February 28, 2022

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